FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”), entered into as of December 23, 2019 (“Amendment Effective Date”), is by and between Conformis, Inc. (“Conformis”) and J. Brent Alldredge (“Executive”).
WHEREAS Conformis and Executive are parties to that certain Employment Agreement dated July 29, 2019, and all subsequent amendments thereto (“Agreement”);
WHEREAS Conformis and Executive wish to amend the Agreement as stated herein; and
WHEREAS Conformis and Executive wish to confirm and ratify the Agreement, as amended.
NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Each capitalized term used but not defined in this Amendment shall have the meaning given to it in the Agreement, subject to any amendment of such term in this Amendment.

2.	Amended Provisions. Conformis and Executive agree that, as of the Amendment Effective Date:

a.	Section 2.1(h) of the Agreement is hereby deleted in its entirety and amended as follows:
“‘Severance Period’ means the period following the date of a Qualifying Termination, Death Termination, or Disability Termination, as the case may be, that is equal to: (i) eighteen (18) months, in the event of a Qualifying Termination that occurs during a Change of Control Period; and (ii) twelve (12) months, in all other cases.”;
All other terms and conditions of the Agreement remain in full force and effect.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same document, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Amendment may be executed and delivered by facsimile or e-mail transmission with the same effect as if a manually signed original was personally delivered.

4.
Ratification; Entire Agreement. This Amendment shall not affect any of the terms or provisions of the Agreement other than those specified in this Amendment, and is only intended to amend, alter, or modify the Agreement as expressly stated herein. Except as amended hereby, the Agreement remains in effect, enforceable against each of the parties, and is hereby acknowledged and ratified by each of the parties. This Amendment shall be

First Amendment to Employment Agreement
Conformis, Inc. / J. Brent Alldredge
Amendment Effective Date: December 23, 2019    Page 1

governed by and subject to the same terms, conditions, provisions, and rules of law or construction that apply according to the Agreement.
IN WITNESS WHEREOF, the parties execute this Amendment as of the Amendment Effective Date.

CONFORMIS		EXECUTIVE
By:	/s/ Mark A. Augusti	/s/ J. Brent Alldredge
	Mark A. Augusti President and Chief Executive Officer	J. Brent Alldredge

First Amendment to Employment Agreement
Conformis, Inc. / J. Brent Alldredge
Amendment Effective Date: December 23, 2019    Page 2